UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): January 13, 2025

Enstar Group Limited
(Exact name of registrant as specified in its charter)

Bermuda	001-33289	N/A
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
A.S. Cooper Building, 4th Floor, 26 Reid Street
Hamilton, Bermuda                                            HM 11
(Address of principal executive offices)                          (Zip Code)
Registrant’s telephone number, including area code: (441) 292-3645

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
Ordinary shares, par value $1.00 per share	ESGR	The NASDAQ Stock Market	LLC
Depositary Shares, Each Representing a 1/1,000th Interest in a 7.00% Fixed-to-Floating Rate	ESGRP	The NASDAQ Stock Market	LLC
Perpetual Non-Cumulative Preferred Share, Series D, Par Value $1.00 Per Share
Depositary Shares, Each Representing a 1/1,000th Interest	ESGRO	The NASDAQ Stock Market	LLC
in a 7.00% Perpetual Non-Cumulative Preferred Share, Series E, Par Value $1.00 Per Share
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging Growth Company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry into a Material Definitive Agreement.
On January 13, 2025, Enstar Group Limited's ("Enstar" or the "Company") Lloyd's syndicate ("Syndicate 2008"), managed by Enstar Managing Agency Limited, entered into a Loss Portfolio Transfer Reinsurance Agreement (the "LPT") with Atrium Syndicate 609, managed by Atrium Underwriters Limited ("Atrium"). The transaction involves Atrium Syndicate 609's discontinued portfolios, comprising Marine Treaty Reinsurance, Property Treaty Reinsurance and US Contractors General Liability. The closing of the transaction is subject to regulatory approvals and other customary conditions, and is expected to occur during the first quarter of 2025.
Under the LPT, Atrium Syndicate 609 will cede net loss reserves of approximately $196 million to Enstar's Syndicate 2008, based on Atrium's carried reserves as of September 1, 2024. The reinsurance relates to business underwritten in the 2023 and prior years of account. All claims handling will transfer to Syndicate 2008.The LPT includes customary representations and warranties, indemnification obligations, covenants and termination rights of the parties.
Stone Point Capital LLC ("Stone Point") manages Trident V, L.P., Trident V Parallel Fund, L.P. and Trident V Professionals Fund, L.P., which collectively own an approximate 90% interest in Atrium. Investment funds managed by Stone Point also own 9.5% of Enstar's outstanding ordinary shares as of December 31, 2024. James D. Carey, one of Enstar's directors, is the Co-Chief Executive Officer of Stone Point. Mr. Carey also serves as a member of Stone Point's Investment Committee.
Cautionary Statement Regarding Forward-Looking Statements
This Current Report on Form 8-K contains certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include statements regarding the intent, belief or current expectations of the Company and its management team. Investors are cautioned that any such forward-looking statements speak only as of the date they are made, are not guarantees of future performance and involve risks and uncertainties, and that actual results may differ materially from those projected in the forward-looking statements as a result of various factors. In particular, the parties may not be able to complete the proposed transaction due to the failure of the closing conditions being satisfied or for other reasons. Important risk factors regarding the Company can be found under the heading "Risk Factors" in the Company’s Form 10-K for the year ended December 31, 2023 and Form 10-Qs for the quarters ended June 30, 2024 and September 30, 2024 and are incorporated herein by reference. Furthermore, the Company undertakes no obligation to update any written or oral forward-looking statements or publicly announce any updates or revisions to any of the forward-looking statements contained herein, to reflect any change in its expectations with regard thereto or any change in events, conditions, circumstances or assumptions underlying such statements, except as required by law.

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENSTAR GROUP LIMITED

January 16, 2025	By:	/s/ Audrey B. Taranto
Audrey B. Taranto
General Counsel and Corporate Secretary